                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

Date of report (Date of earliest event reported)  March 25, 2003
                                                  --------------

deCODE genetics, Inc.
---------------------
(Exact Name of Registrant as Specified in Charter)

Delaware                      000-30469                 04-3326704
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(State or Other Juris-     (Commission         (I.R.S.  Employer
diction of Incorporation)  File Number)       Identification No.)


Sturlugata 8, 15-101 Reykjavik, Iceland
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(Address of Principal Executive Offices)


Registrant's telephone number, including area code +354-570-1900
                                                   -------------

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(Former Name or Former Address, If Changed Since Last Report)

Item 5.   Other Events

         On March 25, 2003, deCODE genetics, Inc. issued the following press release:

DECODE GENETICS ANNOUNCES WEBCAST OF CONFERENCE CALL TO DISCUSS FULL-YEAR 2002 FINANCIAL RESULTS

Reykjavik, ICELAND, March 25, 2003 - deCODE genetics, Inc. (Nasdaq/Nasdaq
Europe: DCGN) today announced that it will report its full-year 2002 financial results in a press release to be issued on Monday, March 31, 2003, after the close of the market in New York. The company will host a live webcast of its conference call to discuss the company's financial results and recent operating highlights on Tuesday, APRIL 1, 2003, at 8:00AM EST/1:00PM GMT. Dr. Kari Stefansson, CEO, and Hannes Smarason, Executive Vice President and Senior Business Officer, will host the call.

On the call management will also discuss:

         -        Progress in the company's product development strategy

         -        Financial guidance for 2003

         - The restatement of quarterly 2002 and full-year 2001 financial results related to the company's agreement with Applied Biosystems to develop genotypic analysis products, which was terminated in the fourth quarter 2002. This restatement has no effect on the company's reported cash flows or cash position and does not affect the company's stated financial guidance for 2002.

deCODE, with the concurrence of its auditors, PricewaterhouseCoopers LLP, has reassessed its previously reported accounting for the Applied Biosystems agreement, entered into in July 2001. The company, with the concurrence of its auditors, has determined that recognition of revenue and development costs associated with the agreement should be deferred either until the development efforts were completed or the agreement was terminated, as was the case. As a result, the total revenue and development costs under the agreement, $6.3 million and $0.8 million, respectively, will be recognized in the fourth quarter of 2002. Revenues of $5.4 million and $8.2 million and costs $0.3 million and $0.5 million previously reported in 2001 and through the first three quarters of 2002, respectively, will be deducted from the company's previously reported results for these periods.

In conjunction with the finalization of its financial results for 2002, the company and its auditors are completing a review of the company's accounting for other matters, which may result in other restatement items.

As a result of the review described above, deCODE expects to file its annual report on Form 10-K as soon as possible after March 31 and before April 15. deCODE expects to issue restated financial statements for 2001 and for the first three quarters of 2002 and to file its amended annual report on Form 10-K for 2001 and its amended quarterly reports on Form 10-Q for the first three quarters of 2002 as soon as possible. Until such restated financial statements are issued, deCODE' s historical financial information, including without limitation that contained in deCODE's previously filed annual report on Form 10-K for the year ended December 31, 2001 and its previously filed quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, is qualified by the information contained in this press release as to the impact of the restatement described above.

The webcast can be accessed through the Investors page of deCODE's website, www.decode.com; through www.streetevents.com; or, for non-subscribers to StreetEvents, through www.companyboardroom.com. Please log in to the webcast 15 minutes prior to the scheduled start of the call. The call will be archived for at least a week on each site. For those unable to listen to the webcast because of company firewall or other issues, a digitized audio replay will also be available by telephone from 1pm EST on Tuesday, April 1 and for one week thereafter. The dial-in replay numbers are: 1 (800) 475-6701 in the U.S., and +1
(320) 365-3844 for those calling from outside the U.S. The access code is 678820.

ABOUT DECODE

deCODE is using population genetics to create a new paradigm for healthcare. With its uniquely comprehensive population data, deCODE is turning research on the genetic causes of common diseases into a growing range of products and services -- in gene and drug discovery, DNA-based diagnostics, pharmacogenomics, bioinformatics, and clinical trials. deCODE's pharmaceuticals group, based in Chicago, and deCODE's biostructures group, based in Seattle, conduct downstream development work on targets derived from deCODE's proprietary research in human genetics as well as contract service work for pharmaceutical and biotechnology companies. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE's filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

                                       ###
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         deCODE genetics, Inc.



                                     By: /s/ Kari Stefansson
                                         ----------------------------------
                                         Kari Stefansson,
                                         President, Chief Executive Officer




Dated:  March 27, 2003